Exhibit 99.1

NASDAQ: INM 1445 – 885 West Georgia St. Vancouver, BC, Canada V6C 3E8 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Reports First Quarter Fiscal 2025 Financial Results and Provides Business Update

Vancouver, British Columbia – November 14, 2024. InMed Pharmaceuticals Inc. (NASDAQ: INM) (“InMed” or the “Company”), a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates for diseases with high unmet medical needs, today reports financial results for the first quarter of the fiscal year 2025 which ended September 30, 2024.

The Company’s full financial statements and related MD&A for the first quarter ended September 30, 2024, are available at www.inmedpharma.com, www.sedar.com and at www.sec.gov.

Eric A. Adams, InMed Chief Executive Officer, commented, “Fiscal 2025 has commenced on a positive trajectory, with notable progress across our pharmaceutical programs and commercial operations. Our Alzheimer’s treatment candidate, INM-901, demonstrated robust progress in the first quarter, with initial read-out from a long-term preclinical study providing strong data, including achieving statistical significance in certain behavioural criteria. We are encouraged by the promising data supporting this program and the multiple potential mechanisms of action observed with this drug candidate. The Alzheimer’s research landscape is rapidly evolving, with increasing attention on neuroinflammation and other key mechanisms, aligning closely with InMed’s research focus and direction. We look forward to communicating additional long-term preclinical data in calendar 4Q 2024.”

Adams continued, “On the corporate front, the Company’s recent announcement to implement a reverse split to regain Nasdaq compliance became effective today, November 14, 2024, underpinning the Company’s commitment to maintaining its listing on a major exchange while actively exploring strategic opportunities to enhance long-term shareholder value.”

Business Update - Pharmaceutical Development Programs

INM-901: Targeting multiple biological pathways associated with Alzheimer’s disease

INM-901 is a proprietary small molecule drug candidate with multiple mechanisms of action, currently in development as a potential treatment for Alzheimer’s disease. In the first quarter, the Company announced key milestones, including positive behavioral data from long-term preclinical studies that reinforce and enhance previous findings. Additionally, new data showed that INM-901 can be administered orally, achieving therapeutic levels in the brain comparable to those obtained through intraperitoneal (“IP”) injection, a standard method of drug administration in preclinical neurodegenerative research. Ongoing studies are also examining receptor interactions to better understand the mechanisms of action (“MoA”) and drug metabolism and pharmacokinetics (“DMPK”).

Next steps include conducting further molecular analyses from the recently completed long-term preclinical dosing study to more precisely characterize the drug’s mechanisms of action. Data read-out is anticipated in the calendar 4Q 2024.

INM-089: Targeting the treatment of dry Age-related Macular Degeneration (“AMD”)

INM-089 is a proprietary small molecule drug candidate being studied in the treatment of dry AMD.  Next steps in the drug development pathway include additional in vivo preclinical dose ranging studies, alongside continued Chemistry, Manufacturing, and Controls (“CMC”) activities for both the drug substance and drug product. Following these efforts, Good Laboratory Practice (“GLP”) studies are set to commence.

Financial commentary:

BayMedica commercial business generated revenues of $1.3M for the three months ending September 30, 2024, compared to $0.9M for the same period last year, reflecting a 40% increase and a fourth consecutive quarter of consistent revenue. Additionally, BayMedica reported net income of $0.3M, or 24% as a percentage of sales, for the quarter, showing continued progress as a profitable business unit. BayMedica also continues to reduce manufacturing costs, which has led to improved margins over time.

Research and development and patent expenses were $0.8M for the three months ended September 30, 2024, compared with $1.3M for the three months ended September 30, 2023. The decrease in research and development and patents expenses was primarily due to reduced spending on external contractors, patent fees, and compensation. We expect research and development expenses to increase in calendar year 2025 as the Company advances preclinical work on INM-901 and IND-enabling studies in ocular disease.

As of September 30, 2024, the Company’s cash, cash equivalents and short-term investments were $5.6M, which compares to $6.6M at June 30, 2024. The Company continues to closely monitor expenses while advancing its pharmaceutical pipeline candidates. Based on current forecasts, the Company expects its cash will be sufficient to fund its planned operating expenses and capital expenditure through to the end of the first quarter of calendar year 2025, depending on the level and timing of BayMedica commercial revenues, as well as the level and timing of our operating expenses.

Table 1. CONDENSED CONSOLIDATED BALANCE SHEETS

Expressed in U.S. Dollars

	September 30,	June 30,
	2024	2024
	(unaudited)
	$	$
ASSETS
Current
Cash and cash equivalents	5,583,039	6,571,610
Short-term investments	43,203	43,064
Accounts receivable (less provision for credit losses of $nil and $66,775 in September 30, 2024 and June 30, 2024, respectively)	284,695	352,838
Inventories, net	1,220,073	1,244,324
Prepaids and other current assets	148,882	477,749
Total current assets	7,279,892	8,689,585

Non-Current
Property, equipment and right-of-use (“ROU”) assets, net	1,343,009	1,249,999
Intangible assets, net	1,742,205	1,783,198
Other assets	100,000	100,000
Total Assets	10,465,106	11,822,782

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current
Accounts payable and accrued liabilities	1,011,619	1,654,011
Current portion of lease obligations	424,260	317,797
Total current liabilities	1,435,879	1,971,808

Non-current
Lease obligations, net of current portion	633,783	644,865
Total Liabilities	2,069,662	2,616,673
Commitments and Contingencies (Note 11)

Shareholders’ Equity

Common Shares, no par value, unlimited authorized shares: 667,012 and 445,948, as of September 30, 2024 and June 30, 2024, respectively, issued and outstanding	84,198,673	82,784,400
Additional paid-in capital	34,821,829	35,368,899
Accumulated deficit	(110,753,627)	(109,075,759)
Accumulated other comprehensive income	128,569	128,569
Total Shareholders’ Equity	8,395,444	9,206,109
Total Liabilities and Shareholders’ Equity	10,465,106	11,822,782

Table 2. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS UNAUDITED

Expressed in U.S. Dollars

	Three Months Ended
	September 30,
	2024	2023
	$	$

Sales	1,264,638	901,862
Cost of sales	771,225	880,620
Gross profit	493,413	21,242

Operating Expenses
Research and development and patents	771,180	1,292,093
General and administrative	1,421,926	1,298,731
Amortization and depreciation	54,579	54,832
Foreign Exchange (Gain) Loss	(19,310)	48,457
Total operating expenses	2,228,375	2,694,113

Other Income (Expense)
Interest and other income	57,094	136,043
Loss before income taxes	(1,677,868)	(2,536,828)
		-
Tax expense	-	-
Net loss for the period	(1,677,868)	(2,536,828)

Net loss per share for the period
Basic and diluted	(2.17)	(15.24)
Weighted average outstanding common shares
Basic and diluted	620,127	166,410

Table 3. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS UNAUDITED

Expressed in U.S. Dollars

	September 30, 2024	September 30, 2023
	$	$
Cash provided by (used in):

Operating Activities
Net loss	(1,677,868)	(2,536,828)
Items not requiring cash:
Amortization and depreciation	54,579	54,832
Share-based compensation	28,964	25,191
Amortization of right-of-use assets	90,401	94,532
Interest income received on short-term investments	(519)	(538)
Unrealized foreign exchange loss	5,270	2,018
Inventory write-down	-	92,930
Changes in operating assets and liabilities:
Inventories	24,251	390,329
Prepaids and other currents assets	328,867	283,018
Other non-current assets	-	3,118
Accounts receivable	68,143	94,549
Accounts payable and accrued liabilities	(642,392)	(562,484)
Deferred rent	-	(16,171)
Lease obligations	(106,506)	(98,709)
Total cash used in operating activities	(1,826,810)	(2,174,213)

Investing Activities
Sale of short-term investments	21,324	21,317
Purchase of short-term investments	(21,324)	(21,317)
Total cash (used in) provided by investing activities	-	-

Financing Activities
Proceeds from private placement	1,030,063	-
Share issuance costs	(191,824)	-
Total cash provided by financing activities	838,239	-

Increase in cash during the period	(988,571)	(2,174,213)

Cash and cash equivalents beginning of the period	6,571,610	8,912,517
Cash and cash equivalents end of the period	5,583,039	6,738,304

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the Year for:
Income taxes	$-	$-
Interest	$-	$-

SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Recognition of Right-of-use asset and corresponding operating lease liability	$187,223	$-

About InMed:

InMed Pharmaceuticals is a pharmaceutical company focused on developing a pipeline of proprietary small molecule drug candidates targeting the CB1/CB2 receptors. InMed’s pipeline consists of three separate programs in the treatment of Alzheimer’s, ocular and dermatological indications. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: ir@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Without limiting the foregoing, forward-looking information in this news release includes, but is not limited to, statements about; exploring strategic opportunities to enhance long-term shareholder value; advancing our pharmaceutical pipeline using rare cannabinoids for potential therapeutic applications in dermatology, ocular and neurodegenerative disease; the efficacy of INM-901, INM-901’s ability to treat Alzheimer’s, marketability and uses for INM-901, the results of further studies into INM-901 and acceleration of the development of InMed’s Alzheimer’s program; the efficacy of INM-089, INM-089’s ability to treat AMD, marketability and uses for INM-089, the results of further studies into INM-089 and the further development of InMed’s AMD program; potential to improve margins over time; expectations that the Company’s cash will be sufficient to fund its planned operating expenses and capital expenditure requirements to the end of the first quarter of calendar year 2025.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.